Exhibit 3.1

                                              Conformed Copy

               Restated Certificate of Incorporation
                                of
                       Del Monte Corporation

         Under Section 807 of the Business Corporation Law


           The undersigned, David L. Meyers, being the Executive
Vice President of Del Monte Corporation, and William R. Sawyers, being the Secretary of Del Monte Corporation, hereby certify that as of June 5, 1997:

           ARTICLE FIRST: The name of the corporation is Del Monte Corporation, hereinafter sometimes called the "Corporation."

           ARTICLE SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on the 5th day of October 1978 under the name
Reynolds Merger Corp.

           ARTICLE THIRD: The text of the Certificate of Incorporation is hereby restated without amendment or change to read in full as follows:

                FIRST:  The name of the corporation is Del Monte
      Corporation, hereinafter sometimes called the "Corporation."

                SECOND: The purposes for which the Corporation is formed are to engage primarily in the specific business of:

                (1) Acquiring, producing, processing, marketing and dealing in food, beverages and edible products of every kind.

                (2) Manufacturing, marketing and dealing in containers, packaging materials, machinery and refrigerants.

                (3) Acquiring, developing and dealing in and with real and personal property, patents, inventions and processes.

                (4) Transporting, handling and storing goods of all kinds.

                (5) Performing property maintenance and other services related thereto.

                (6) Carrying on any related business or activity which the Corporation may deem proper or convenient in connection with any of the foregoing purposes, or



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      which may be calculated directly or indirectly to promote
      the interest of the Corporation or to enhance the value of its property or business.

                THIRD: The office of the Corporation in the State of New York is to be located in The City of New York, New York County.

                FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 2,000 shares of common stock of the par value of $1.00 per share.

                FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                     CT Corporation System
                     1633 Broadway
                     New York, New York 10019

                SIXTH: The accounting period which the
      Corporation intends to establish as its first calendar or fiscal year for reporting the franchise tax on business corporations imposed by Article Nine (a) of the Tax Law is the period ending December 31, 1978.

                SEVENTH: The registered agent of the Corporation is CT Corporation System, whose address is 1633 Broadway, New York, New York 10019. The registered agent is the agent of the Corporation upon whom process against it may be served.

                EIGHTH: The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; provided, however, that the termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a


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      purpose which he reasonably believed to be in or, in the
      case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

                The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other Corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                For the purpose of this Section EIGHTH, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in this Section EIGHTH shall be entitled to indemnification as authorized in this Section EIGHTH.

                Except as provided in the immediately preceding paragraph, any indemnification under this Section EIGHTH unless ordered by a court, shall be made by the Corporation, only if authorized in the specific case: (i) by the Board acting by a


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      quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in paragraphs 1 or 2, of this Section EIGHTH or, (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such paragraphs has been met by such director or officer, or (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraphs.

                Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of Section 725 of the Business Corporation Law.

                All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the Corporation under the provisions of Section 723 of the Business Corporation Law or allowed by a court under the provisions of Section 724 of the Business Corporation Law shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Section NINTH, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by the court exceed the indemnification to which he is entitled.

                No indemnification, advancement or allowance shall be made under this Section EIGHTH in any circumstance where it appears: (i) that the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification; (ii) that the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (iii) if there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

                If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of the shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid and the nature and status at the time of such payment of the litigation or threatened litigation.


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                If any action with respect to indemnification of
      directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

                The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 726 of the Business Corporation Law.

                The indemnification and advancement of expenses granted pursuant to, or provided by, this Section EIGHTH shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or by-laws,
      (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this Section EIGHTH shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                The indemnification and advancement of expenses provided by, or granted pursuant to, this Section EIGHTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for actions under the following provisions of the Business Corporations Law: (i) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or


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      that his acts violated Section 719 of the Business
      Corporation Law, or (ii) the liability of any director for any act or omission prior to the adoption of a provision authorized by this paragraph.

                If the Business Corporation Law of the State of New York shall be amended, after this Certificate of Amendment is filed to include this Section NINTH to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the Business Corporation Law of the State of New York, as so amended.

           ARTICLE FOURTH: This Restated Certificate of Incorporation was authorized by a unanimous vote of the Board of Directors followed by a written consent of the sole stockholder.

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           IN WITNESS WHEREOF, we have signed this certificate on
the 5th day of June 1997, and we affirm that the statements contained herein are true under penalty of perjury.




                                  /s/ David L. Meyers
                               -----------------------------
                               David L. Meyers
                               Executive Vice President




                                  /s/ William R. Sawyers
                               -----------------------------
                               William R. Sawyers
                               Secretary



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